UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 23, 2020

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37509	47-3913221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Lyons Agreement

On December 23, 2020, Daseke, Inc. (the “Company”) entered into a board representation agreement (the “Lyons Agreement”) with Lyons Capital, LLC, The Lyons Community Property Trust, dated June 15, 1979 and Phillip N. Lyons (collectively with their respective affiliates, the “Lyons Investors”) and Grant Garbers. The Lyons Investors beneficially own approximately 5% of the Company’s common stock in the aggregate as of the date of the Lyons Agreement.

Pursuant to the Lyons Agreement, among other things, (i) Kevin M. Charlton will resign from the Company’s Board of Directors (the “Board”), effective January 1, 2021; (ii) the Board will appoint Mr. Garbers (Mr. Garbers or any replacement representative mutually agreed upon by the Company and the Lyons Investors pursuant to the Lyons Agreement, the “Investor Representative”) to the Board and to the Corporate Governance and Nominating Committee of the Board (the “Corporate Governance and Nominating Committee”), in each case to fill the vacancy resulting from Mr. Charlton’s resignation, effective January 1, 2021; (iii) the Board will not nominate Daniel J. Hennessy for re-election at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”); and (iv) the Board will elect Charles F. Serianni as Chairman of the Board promptly following the 2021 Annual Meeting if Mr. Serianni is re-elected to the Board at the 2021 Annual Meeting. Also pursuant to the Lyons Agreement, prior to the Lyons Termination Date (as defined below), the Company will, with respect to any annual meeting of the Company’s stockholders (an “Annual Meeting”), include the Investor Representative in its proxy materials as a director nominee proposed by the Board, recommend the Investor Representative’s election to the Company’s stockholders and solicit proxies in favor of the Investor Representative’s election.

In addition, the Lyons Investors have agreed, prior to the Lyons Termination Date, to vote all of their shares of the Company’s common stock at any Annual Meeting or any special meeting of the Company’s stockholders or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof (any of the foregoing, a “Stockholder Meeting”), in accordance with the Board’s recommendations with respect to (i) any proposal submitted to the Company’s stockholders that relates to the election, removal or replacement of directors and (ii) any other proposal submitted to the Company’s stockholders if the Board’s recommendation has been made by the requisite number of directors as set forth in the Lyons Agreement and the proposal does not relate to any Extraordinary Transaction (as defined in the Lyons Agreement).

The Lyons Investors have agreed to certain standstill restrictions that will remain in place until the Lyons Termination Date, including, among other things, agreeing not to (i) make any acquisition that would result in owning, in the aggregate, 10% or more of the then-outstanding shares of the Company’s common stock; (ii) sell or otherwise transfer their shares of the Company’s common stock, except in open market transactions or to charitable or non-profit organizations or to family members, provided that such organizations or family members have executed a joinder to the Lyons Agreement; (iii) nominate or recommend for nomination any person for election to the Board; (iv) solicit proxies regarding the election or removal of directors; (v) submit any proposal for consideration at, or bring any other business before, a Stockholder Meeting; (vi) form, join or participate in any group with respect to any voting securities of the Company; (vii) initiate or participate in any Extraordinary Transaction; or (viii) effect, participate in, or publicly offer or propose to effect or participate in, certain material transactions, including any material acquisition of the Company’s assets or businesses, in each case, without the Board’s prior approval.

The Lyons Agreement contains a mutual non-disparagement provision applicable until the Lyons Termination Date. In addition, the Company and the Lyons Investors agreed that, until the Lyons Termination Date, they will not initiate any legal proceeding against the other party, subject to certain customary exceptions. For securities law purposes and as a condition to the Investor Representative’s appointment to the Board, the parties also agreed to enter into a standalone confidentiality agreement.

With certain exceptions relating to breaches of the Lyons Agreement, the Lyons Agreement terminates after the Company or the Lyons Investors deliver a notice of termination at any time after the date of the second Annual Meeting following the date of the Lyons Agreement (the “Earliest Lyons Termination Date”), subject to the terminating party providing at least 30 days’ advance notice (the effective date of such termination, the “Lyons Termination Date”). However, if the Company notifies the Lyons Investors and the Investor Representative before the Earliest Lyons Termination Date that the Board will re-nominate the Investor Representative at the Company’s next Annual Meeting, then the Earliest Lyons Termination Date would be automatically extended to the date of the Company’s next Annual Meeting. The Investor Representative has agreed to immediately tender his resignation as a director of the Company, which the Board may accept or reject in its sole discretion, upon the earliest of the following: (i) the Lyons Termination Date; (ii) the sale or other transfer by the Lyons Investors of the Company’s common stock that results in the Lyons Investors’ net long ownership of the Company’s common stock falling below 80% of their ownership net long aggregate ownership of the Company’s common stock as of the date of the Lyons Agreement, with certain adjustments and exceptions as set forth in the Lyons Agreement; and (iii) the Lyons Investors’ failure to cure a material breach of the Lyons Agreement pursuant to the Lyons Agreement.

The foregoing description of the Lyons Agreements is a summary and is qualified in its entirety by reference to the Lyons Agreements, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Don R. Daseke Agreement

On December 23, 2020, the Company entered into a board agreement (the “Don R. Daseke Agreement”) with The Walden Group, Inc. and Don R. Daseke (collectively with their respective affiliates, the “Don R. Daseke Investors”). Mr. Daseke currently serves as a member of the Board, and the Don R. Daseke Investors beneficially own approximately 28% of the Company’s common stock in the aggregate as of the date of the Don R. Daseke Agreement. Pursuant to the Don R. Daseke Agreement, prior to the Don R. Daseke Termination Date (as defined below), the Company will, with respect to any Annual Meeting, include Mr. Daseke in its proxy materials as a director nominee proposed by the Board, recommend his election to the Company’s stockholders and solicit proxies in favor of his election.

In addition, the Don R. Daseke Investors have agreed, prior to the Don R. Daseke Termination Date, to vote all of their shares of the Company’s common stock at any Stockholder Meeting in accordance with the Board’s recommendations with respect to (i) any proposal to elect as directors Mr. Daseke and certain other persons specified in the Don R. Daseke Agreement, which includes persons to be selected by the Corporate Governance and Nominating Committee, and (ii) a proposal to increase the number of authorized shares of the Company’s common stock that may be granted as awards under the Company’s 2017 Omnibus Incentive Plan by up to 4,000,000 shares of common stock. Pursuant to the Don R. Daseke Agreement, subject to the terms and conditions set forth therein, including not being in possession of material non-public information, the Company has agreed to initiate a share repurchase program to repurchase a minimum of 3,000,000 shares of its common stock.

The Don R. Daseke Investors have agreed to certain standstill restrictions that will remain in place until the Don R. Daseke Termination Date, including, among other things, agreeing not to (i) make any acquisition that would result in owning, in the aggregate, 28% or more of the then-outstanding shares of the Company’s common stock; (ii) sell or transfer their shares of the Company’s common stock to family members unless such family members have executed a joinder to the Don R. Daseke Agreement; (iii) nominate or recommend for nomination any person for election to the Board (except that Mr. Daseke may make such a nomination, in his capacity as director, to the Corporate Governance and Nominating Committee); (iv) solicit proxies regarding the election or removal of directors; (v) submit any proposal for consideration at, or bring any other business before, any Stockholder Meeting; (vi) form, join or participate in any group with respect to any voting securities of the Company; (vii) initiate or participate in any Extraordinary Transaction (as defined in the Don R. Daseke Agreement); or (viii) effect, participate in, or publicly offer or propose to effect or participate in, certain material transactions, including any material acquisition of the Company’s assets or businesses, in each case, without the Board’s prior approval.

The Don R. Daseke Agreement contains a mutual non-disparagement provision applicable until the Don R. Daseke Termination Date. In addition, the Company and the Don R. Daseke Investors agreed that, until the Don R. Daseke Termination Date, they will not initiate any legal proceeding against the other party, subject to certain customary exceptions.

With certain exceptions relating to breaches of the Don R. Daseke Agreement, the Don R. Daseke Agreement terminates after the Company or the Don R. Daseke Investors deliver a notice of termination at any time after the date of the second Annual Meeting following the date of the Don R. Daseke Agreement, subject to the terminating party providing at least 30 days’ advance notice (the effective date of such termination, the “Don R. Daseke Termination Date”); provided, however, that in the event that the Don R. Daseke Investors sell or otherwise transfer their shares of the Company’s common stock in any transaction that would result in the Don R. Daseke Investors’ net long aggregate ownership of the Company’s common stock falling below 30% of the Don R. Daseke Investors’ net long aggregate ownership of the Common Stock as of the date of the Don R. Daseke Agreement, with certain adjustments and exceptions as set forth in the Don R. Daseke Agreement, without the prior written approval of the Board, the Company’s obligations to the Don R. Daseke Investors pursuant to the Don R. Daseke Agreement will terminate immediately.

The foregoing description of the Don R. Daseke Agreement is a summary and is qualified in its entirety by reference to the Don R. Daseke Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

The following information is being furnished pursuant to Item 2.02 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

On January 5, 2021, the Company issued press releases announcing that, based on preliminary results, it expects that its fourth quarter 2020 revenue and Adjusted EBITDA to be approximately in line with analyst consensus. These press releases, which also announce the other matters disclosed in this Current Report on Form 8-K, are furnished herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference into this Item 2.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation and Appointment

On December 30, 2020, pursuant to the Lyons Agreement, Mr. Charlton tendered his resignation as a member of the Board, effective January 1, 2021, and the Board appointed Mr. Garbers to the Board and the Corporate Governance and Nominating Committee, in each case, effective as of January 1, 2021, to fill the vacancy that will result from Mr. Charlton’s resignation.

Mr. Garbers will receive compensation for service on the Board and the Corporate Governance and Nominating Committee in a manner consistent with the Company’s non-employee director compensation policies and programs in effect from time to time. Currently, the Company’s non-employee directors receive an annual cash retainer of $75,000, which is paid in equal installments quarterly. Also in connection with his appointment to the Board, Mr. Garbers will enter into an indemnification agreement with the Company in the same form that the Company has entered into with its other directors.

There are no current or proposed transactions in which Mr. Garbers has or will have a direct or indirect material interest and in which the Company is or will be a participant that require disclosure pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Garbers and any other person pursuant to which he was appointed as a director, other than the Lyons Agreement, a summary of which is included in Item 1.01 above and is incorporated by reference into this Item 5.02.

Chief Executive Officer Retirement

On December 30, 2020, Christopher R. Easter notified the Company of his retirement as Chief Executive Officer and director of the Company, effective December 31, 2020. In connection with his retirement, Mr. Easter and the Company have entered into a separation agreement, effective as of December 30, 2020 (the “Separation Agreement”). Mr. Easter may revoke the Separation Agreement within a period of seven days after the execution date, after which time if not revoked, the Separation Agreement will become effective.

The Separation Agreement provides, among other things, that Mr. Easter’s separation from employment with the Company is effective as of December 31, 2020 (the “Separation Date”) and that Mr. Easter also resigned from his other positions with the Company and its subsidiaries on the Separation Date. In addition, the Separation Agreement provides that, subject to the terms and conditions set forth therein, Mr. Easter will be entitled to receive, among other things, (i) his regular annual base salary through the Separation Date; (ii) an annual bonus for 2020 in the gross amount of $1.4 million; and (iii) in exchange for Mr. Easter’s waiver of any claim in relation to the unvested portion of the Outstanding Equity Awards (as defined therein), four equal payments of $475,000 on each of June 30, 2021, December 31, 2021, June 30, 2022, and December 31, 2022.

Pursuant to the Separation Agreement, Mr. Easter has agreed to certain standstill restrictions that will remain in place until December 31, 2022, including, among other things, agreeing not to (i) acquire any voting securities of the Company; (ii) nominate or recommend for nomination any person for election to the Board; (iii) solicit proxies regarding the election or removal of directors; (iv) submit any proposal for consideration at, or bring any other business before, any Stockholder Meeting; (v) form, join or participate in any group with respect to any voting securities of the Company, in each case, without the Company’s prior approval. Additionally, Mr. Easter has agreed that, for a period of six years from the date of the Separation Agreement, he shall decline any nomination, election or appointment to serve on the Board.

The Separation Agreement includes a customary release of claims by Mr. Easter (on behalf of himself and his agents, spouse, heirs, executors, successors and assigns) in favor of the Company and its affiliates, and Mr. Easter’s eligibility and entitlement, if any, to the severance payments and any other payments and benefits described therein is subject to the non-revocation of such release of claims. In addition, the Separation Agreement provides that Mr. Easter shall remain subject to confidentiality and certain other restrictive covenant obligations set forth in the Amended and Restated Employment Agreement between the Company and Mr. Easter, effective as of April 20, 2020 (the “Employment Agreement”), following the Separation Date. The Separation Agreement also includes a release of claims by the Company (on behalf of itself and its subsidiaries, successors and assigns) in favor of Mr. Easter, his agents, spouse, heirs, executors, successors and assigns related to or arising from Mr. Easter’s employment with the Company, the cessation thereof and the Employment Agreement, based on facts known by the Board, or facts that the Board should have known upon reasonable inquiry, as of the Separation Date. The Separation Agreement also contains a mutual non-disparagement provision.

The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Interim Chief Executive Officer Appointment

On December 30, 2020, the Board appointed Jonathan Shepko as Interim Chief Executive Officer, effective January 1, 2021. Mr. Shepko currently serves the Company as a member of the Board, and biographical information for him can be found in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 4, 2020, and is incorporated herein by reference. There are no family relationships between Mr. Shepko and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no current or proposed transactions in which Mr. Shepko has or will have a direct or indirect material interest and in which the Company is or will be a participant that require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits
10.1*	Board Representation Agreement by and among Daseke, Inc., Lyons Capital, LLC, The Lyons Community Property Trust, dated June 15, 1979, Phillip N. Lyons and Grant Garbers.
10.2	Board Agreement by and among Daseke, Inc., The Walden Group, Inc. and Don R. Daseke.
10.3*	Separation Agreement by and among Christopher R. Easter and Daseke, Inc.
99.1**	Press Release dated January 5, 2021.
99.2**	Press Release dated January 5, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

*	Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

January 5, 2021	By:	/s/ Soumit Roy
	Name:	Soumit Roy
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary